Exhibit 99.1

Marin Software Announces Second Quarter 2014 Financial Results

•	Record second quarter net revenues of $23.9 million, up 31% year-over-year

•	21st consecutive quarter of sequential quarterly revenue growth

•	Completed acquisition of display and social retargeting company Perfect Audience

San Francisco, CA (August 6, 2014) – Marin Software Incorporated (NYSE: MRIN), provider of a leading Revenue Acquisition Management platform for advertisers and agencies, today announced financial results for the second quarter ended June 30, 2014.

“We made important moves during the second quarter to help position Marin to scale our business and serve a broader set of needs for digital marketers worldwide,” said David A. Yovanno, Chief Executive Officer of Marin. “We believe that the combination of the display and social retargeting capabilities we added through the acquisition of Perfect Audience and our leading enterprise search marketing platform will create significant value for our customers. While we saw some weakness in new business activity for our base business in the quarter, we have taken steps to improve our execution going forward.”

Second Quarter 2014 Financial Highlights:

•	Net Revenues: Net revenues totaled $23.9 million, a year-over-year increase of 31% when compared to $18.2 million in the second quarter of 2013.

•	Gross profit: GAAP gross profit was $15.1 million, resulting in gross margin of 63%, compared to GAAP gross margin of 58% during the second quarter of 2013. Non-GAAP gross profit was $15.8 million, resulting in non-GAAP gross margin of 66%, compared to non-GAAP gross margin of 61% during the second quarter of 2013.

•	Loss from operations: GAAP loss from operations was ($8.9) million, compared to ($8.8) million for the second quarter of 2013. GAAP operating margin was (37%), compared to (48%) during the second quarter of 2013. Non-GAAP loss from operations was ($6.8) million, compared to ($8.1) million for the second quarter of 2013. Non-GAAP operating margin was (29%), compared to (45%) during the second quarter of 2013.

•	Net loss: Net loss was ($6.8) million or ($0.20) per share based on 33.8 million weighted average shares outstanding. This compares to a net loss of ($9.1) million or ($0.28) per share based upon 32.2 million weighted average shares outstanding for the second quarter of 2013.

•	Non-GAAP net loss: Non-GAAP net loss was ($7.3) million or ($0.22) per share based upon 33.8 million weighted average shares outstanding. This compares to ($8.4) million or ($0.26) per share based on 32.2 million weighted average shares outstanding during the second quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($5.5) million, as compared to ($7.0) million for the second quarter of 2013.

•	Balance Sheet: As of June 30, 2014, cash and cash equivalents totaled $83.9 million, compared to $104.4 million as of December 31, 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Second Quarter 2014 Business Highlights

•	Acquired San Francisco-based Perfect Audience, a privately held display and social retargeting company. Perfect Audience offers advertisers a powerful, easy-to-use SaaS platform to retarget audiences across the web, Facebook and Twitter. With the acquisition, Marin Software expands its cross-channel capabilities, adding new programmatic display and social advertising functions while strengthening its audience targeting tools.

•	Became the first Google API partner to support Google AdWords Remarketing Lists for Search Ads (RLSA). RLSA within the Marin platform allows advertisers to retarget website visitors with more relevant ads on Google search. Support of RLSA builds on Marin’s Audience Connect feature, which enables advertisers to segment and target high value customers by audience type across search, social and display.

•	Developed support for Facebook Mobile App Engagement and Conversion ads. Advertisers can create, deploy, measure and optimize the new ad type within Marin. Furthermore, Marin added support for Facebook call to action buttons for News Feed ads, which allows advertisers to leverage the following actions: “Open Link,” “Use App,” “Shop Now,” “Watch Video” and “Play Game.”

•	Released Portfolio Optimization bidding, a new Marin-exclusive feature that evaluates bids on keywords collectively rather than individually. This automated bid management option strives to maximize performance for an entire “portfolio” of keywords. During beta implementations, Portfolio Optimization improved campaign ROI while providing customers additional flexibility and control.

•	Partnered with Channel Factory and Productsup, furthering Marin’s cross-channel and retail capabilities. By partnering with Channel Factory, an online video distribution and data company, joint customers gain actionable insights into the impact of digital marketing on video ad campaigns, including YouTube. With Productsup’s cloud-based product data management technology integrated with Marin’s Dynamic Campaigns product, marketers can manage and optimize campaigns as inventory levels fluctuate or new products are introduced.

•	Increased the number of active advertisers leveraging the Marin platform. During the second quarter, 776 active advertisers utilized the Marin platform, including 13 active advertisers that utilized the Perfect Audience platform, as compared to 584 that utilized the Marin platform during the second quarter of 2013. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of August 6th, 2014, Marin is initiating guidance for its third quarter and updating guidance for the full year 2014 as follows:

Forward-Looking Guidance

In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending September 30, 2014
Revenues, net	$25.0	$25.4
Non-GAAP loss from operations	$(8.4)	$(8.0)
Non-GAAP net loss per share	$(0.25)	$(0.23)
Weighted average shares outstanding	34.9
Year Ending December 31, 2014
Revenues, net	$98.2	$99.0
Non-GAAP loss from operations	$(28.8)	$(28.0)
Non-GAAP net loss per share	$(0.87)	$(0.85)
Weighted average shares outstanding	34.2

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions, benefit from income taxes related to acquisition and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended June 30, 2014 and its outlook for the future. To access the call, please dial (877) 407-3982 in the U.S. or (201) 493-6780 internationally with reference to the company name and conference title. A live webcast of the conference will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on August 13, 2014 a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13586014.

About Marin Software

Marin Software Incorporated (NYSE: MRIN) provides a leading Revenue Acquisition Management platform used by advertisers and agencies to measure, manage and optimize more than $6 billion in annualized ad spend. Offering an integrated platform for search, display, social, and mobile advertising, Marin helps advertisers and agencies improve financial performance, save time, and make better decisions. Headquartered in San Francisco, with offices worldwide, Marin’s technology powers marketing campaigns in more than 160 countries. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Marin defines non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other expenses (income), net and the non-recurring costs associated with acquisitions. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, momentum, and future financial results, including its outlook for the third quarter of 2014 and fiscal year 2014. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel following recent turnover in our executive team; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisition of Perfect Audience. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of August 6, 2014. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com

Marin Software Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(Unaudited; in thousands, except par value)

	June 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$83,922	$104,407
Accounts receivable, net	16,921	14,921
Prepaid expenses and other current assets	3,591	2,695

Total current assets	104,434	122,023
Property and equipment, net	13,519	14,417
Intangible assets, net	8,368	—
Goodwill	11,593	—
Other noncurrent assets	838	937

Total assets	$138,752	$137,377

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,176	$1,018
Accrued expenses and other current liabilities	11,715	10,950
Deferred revenues	1,499	2,566
Current portion of long-term debt	2,929	3,253

Total current liabilities	18,319	17,787
Long-term debt, less current portion	1,721	2,962
Other long term liabilities	1,011	1,284

Total liabilities	21,051	22,033

Stockholders’ equity
Common stock, $0.001 par value	35	33
Additional paid-in capital	245,748	228,512
Accumulated deficit	(128,298)	(113,201)
Accumulated other comprehensive income	216	—

Total stockholders’ equity	117,701	115,344

Total liabilities and stockholders’ equity	$138,752	$137,377

Marin Software Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues, net	$23,853	$18,218	$46,669	$35,373
Cost of revenues (1) (2)	8,763	7,696	17,146	15,068

Gross profit	15,090	10,522	29,523	20,305

Operating expenses (1) (2)
Sales and marketing	11,978	10,350	23,966	20,809
Research and development	6,627	4,904	12,710	9,983
General and administrative	5,368	4,026	9,786	8,074

Total operating expenses	23,973	19,280	46,462	38,866

Loss from operations	(8,883)	(8,758)	(16,939)	(18,561)
Interest expense, net	(62)	(109)	(128)	(293)
Other expenses, net	(286)	(81)	(281)	(489)

Loss before benefit from (provision for) income taxes	(9,231)	(8,948)	(17,348)	(19,343)
Benefit from (provision for) income taxes	2,440	(149)	2,252	(255)

Net loss	$(6,791)	$(9,097)	$(15,096)	$(19,598)

Net loss per common share, basic and diluted	$(0.20)	$(0.28)	$(0.45)	$(0.99)

Weighted-average shares outstanding, basic and diluted	33,771	32,237	33,563	19,871

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$192	$245	$403	$450
Sales and marketing	449	361	852	654
Research and development	649	303	1,086	611
General and administrative	651	400	1,097	819

Total	$1,941	$1,309	$3,438	$2,534

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$57	$—	$57	$—
Sales and marketing	37	—	37	—
Research and development	57	—	57	—
General and administrative	11	—	11	—

Total	$162	$—	$162	$—

Marin Software Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(Unaudited; in thousands)

	Six Months Ended
	June 30,
	2014	2013
Operating activities
Net loss	$(15,096)	$(19,598)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,717	2,129
Amortization of internally developed software	910	483
Amortization of intangible assets	162	—
Noncash interest expense related to warrants issued in connection with debt	92	383
Stock-based compensation	3,438	2,534
Loss on disposal of property and equipment	14	—
Provision for bad debt	287	114
Deferred income tax benefits	(2,802)	—
Excess tax benefits from stock-based award activities	(65)	(37)
Other noncash expenses	268	—
Changes in operating assets and liabilities
Accounts receivable	(1,913)	665
Prepaid expenses and other current assets	(803)	(1,514)
Other assets	252	16
Accounts payable	524	(826)
Deferred revenues	(1,061)	3,139
Accrued expenses and other liabilities	(1,167)	1,879

Net cash used in operating activities	(14,243)	(10,633)

Investing activities
Purchases of property and equipment	(1,405)	(2,934)
Capitalization of internally developed software	(1,346)	(1,548)
Acquisition of business, net of cash acquired	(4,151)	—

Net cash used in investing activities	(6,902)	(4,482)

Financing activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	109,454
Proceeds from issuance of note payable, net of issuance costs	—	1,718
Repayment of note payable	(1,657)	(8,034)
Repurchase of unvested shares	(6)	(45)
Proceeds from exercise of common stock options	1,532	1,024
Proceeds from employee stock purchase plan	726	—
Excess tax benefits from stock-based award activities	65	37

Net cash provided by financing activities	660	104,154

Net (decrease) increase in cash and cash equivalents	(20,485)	89,039
Cash and cash equivalents
Beginning of period	104,407	31,540

End of period	$83,922	$120,579

Supplemental disclosure of noncash investing and financing activities
Accounts payable related purchases of property and equipment	$110	$1,661
Acquisition of equipment through capital lease	—	1,204
Conversion of convertible preferred stock to common stock	—	105,710
Conversion of warrant to purchase Series B convertible preferred stock to common stock warrant	—	745
Issuance of common stock under employee stock purchase plan	715	—
Issuance of common stock in connection with business acquisition	11,195	—
Unpaid deferred initial public offering costs	—	49

Marin Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
	2013	2013	2013	2013	2013	2014	2014
Gross Profit (GAAP)	$9,783	$10,522	$12,169	$13,732	$46,206	$14,432	$15,090
Plus Stock-based compensation	205	245	239	198	887	211	192
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465
Plus Amortization of intangible assets	—	—	—	—	—	—	57

Gross Profit (Non-GAAP)	$10,215	$11,023	$12,711	$14,300	$48,249	$15,088	$15,804
Operating Loss (GAAP)	$(9,803)	$(8,758)	$(7,865)	$(7,910)	$(34,336)	$(8,056)	$(8,883)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465
Plus Amortization of intangible assets	—	—	—	—	—	—	162
Plus Acquisition related expenses	—	—	—	—	—	—	217
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)

Operating Loss (Non-GAAP)	$(8,983)	$(8,109)	$(7,162)	$(6,924)	$(31,178)	$(6,731)	$(6,827)
Net Loss (GAAP)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465
Plus Amortization of intangible assets	—	—	—	—	—	—	162
Plus Noncash expenses related to warrants	310	73	53	53	489	46	46
Plus Acquisition related expenses	—	—	—	—	—	—	217
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)
Less Benefit from income taxes related to acquisition	—	—	—	—	—	—	(2,603)

Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)

Marin Software Inc.

Calculation of Non-GAAP Earnings Per Share

(Unaudited; in thousands, except per share data)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
	2013	2013	2013	2013	2013	2014	2014
Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)
Weighted-average shares outstanding, basic and diluted	7,365	32,237	32,522	32,768	26,312	33,112	33,771
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	16,877	—	—	—	4,162	—	—

Shares used in computing non-GAAP net loss per share, basic and diluted	24,242	32,237	32,522	32,768	30,474	33,112	33,771

Non-GAAP net loss per common share, basic and diluted	$(0.39)	$(0.26)	$(0.23)	$(0.21)	$(1.06)	$(0.21)	$(0.22)

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited; in thousands)	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
	2013	2013	2013	2013	2013	2014	2014
Net loss	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)
Depreciation	1,008	1,121	1,299	1,294	4,722	1,350	1,367
Amortization of internally developed software	227	256	303	370	1,156	445	465
Amortization of intangible assets	—	—	—	—	—	—	162
Interest expense, net	184	109	82	78	453	66	62
Provision for (benefit from) income taxes	106	149	230	7	492	188	(2,440)

EBITDA	(8,976)	(7,462)	(6,279)	(6,312)	(29,029)	(6,257)	(7,175)
Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941
Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)
Acquisition related expenses	—	—	—	—	—	—	217
Other expenses (income), net	408	81	16	66	571	(4)	286

Adjusted EBITDA	$(7,975)	$(6,988)	$(5,863)	$(5,630)	$(26,456)	$(5,381)	$(5,460)